For the fiscal year ended 12/31/98
File number:  811-4661

                          SUB-ITEM 77 D


         Policies with Respect to Securities Investments

          On August 26, 1998 the Directors approved revised troubled investment procedures for the Fund in the form presented at the meeting of the Board of Directors.



























n-sar/eqf/8-97/77d